Exhibit 23.3
Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Amendment #2 of the Harsco Corporation 2013 Equity and Incentive Compensation Plan of our report dated May 27, 2020, relating to the combined financial statements of Environmental Solutions (a business of Stericycle, Inc.) as of and for the year ended December 31, 2019 appearing in the Current Report on Form 8-K/A of Harsco Corporation dated June 22, 2020.

/s/ Ernst & Young LLP
Indianapolis, Indiana
July 31, 2020